Exhibit 99.16(d)

                                POWER OF ATTORNEY

      I, Brian M. Storms, Director of UBS Financial Sector Fund Inc., UBS Master Series Inc., UBS Cashfund Inc., UBS RMA Money Fund Inc. and UBS RMA Tax-Free Fund Inc. (each a "Corporation"), hereby constitute and appoint Amy R. Doberman, David M. Goldenberg, Keith A. Weller, Jack W. Murphy, Ethan D. Corey and Randy
G. Legg, and each of them singly, my true and lawful attorneys, with full power to sign for me, in my name and in my capacity as Director of each Corporation, any amendments to the current registration statement of the Corporation on Form N-1A (as filed with the Securities and Exchange Commission) and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these amendments and other instruments.

Signature                                       Title                              Date

/s/ Brian M. Storms                            Director                         June 30, 2003
------------------------------------
Brian M. Storms